PROMISSORY NOTE               Exhibit 10.19
                                                                 -------------


     Amount:  $50,000.00                                     Date:  July 2, 1996


       FOR VALUE RECEIVED, the undersigned, Stephen J. Cuchel (the "Borrower"), hereby promises to pay to the order of Healthplex, Inc. ("Lender") at its principal address located at 60 Charles Lindbergh Boulevard, Uniondale, New York, or such other location as Lender may by notice specify, the principal sum of $50,000.00, together with interest thereon as herein provided. The principal amount hereof shall be payable in 35 equal monthly installments of $1,388.89 each on August 1, 1996 and on the same day of each immediately succeeding month thereafter and a final payment of $1,388.85 on July 1, 1999.

       XII.    INTEREST.

               This Note shall bear interest from the date hereof on the unpaid principal amount hereof at a rate per annum equal to the prime rate as publicly announced from time to time in the "Wall Street Journal" (Eastern Edition), plus two percent. Accrued and unpaid interest shall be payable on each day on which an installment of principal shall be payable.

       XIII.   PAYMENT.

               (a) All payments shall be due on the dates specified above; provided, however, that if a payment date occurs on a Saturday or Sunday, or a holiday on which banks in the State of New York are not generally open for business, such payment shall be due and payable on the next succeeding business day.

               (b) If the Borrower fails to pay any amount hereunder on the date when due, the Lender shall notify the Borrower in writing of such failure and the Borrower shall have 15 days from the date on which the payment was due to pay the overdue amount (the "Grace Period"). If the overdue amount is not paid within the Grace Period, the entire balance outstanding under this Note shall, at Lender's option, be due in full, payable on demand, and shall bear interest from the day when due until paid in full at a per annum interest rate equal to two percent above the rate specified in Section 1 above. No failure by the Lender timely to provide the Borrower with notice as specified herein shall operate as a waiver of the Borrower's responsibilities hereunder.

       XIV.    EXPENSES.   The  Borrower shall  reimburse Lender  on demand  for
     Lender's expenses, including but not limited to fees and expenses of counsel, in connection with the enforcement of this Note.

       XV. AMENDMENTS. This Note may be amended only by an instrument in writing signed by Lender and the Borrower.

       XVI.    GOVERNING LAW.   This Note  shall be governed  by and interpreted
     in accordance with the laws of the State of New York.

       XVII. ADJUDICATION. The Borrower hereby irrevocably consents that any legal action or proceeding against it arising out of or in any way connected with this Note may be instituted in any state court or United States Federal court located in Nassau or New York counties, State of New York, and the Borrower hereby submits to the jurisdiction of such courts. The Borrower further irrevocably consents to the service of process in any such action or proceeding by the mailing of copies of such service by registered or certified mail, postage prepaid, return receipt requested, to the Borrower. The foregoing, however, shall not limit the right of Lender to serve process in any other manner permitted by law or to commence any legal action or proceeding or to obtain execution of judgment in any appropriate jurisdiction.

       XVIII. WAIVER. No failure on the part of Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

       XIX. NOTICES. Any notice hereunder shall be in writing and shall be personally delivered or transmitted by registered or certified mail, postage prepaid, return receipt requested, addressed to the party receiving such notice at its address set forth on the first page hereof or such other address as a party may by notice specify to the other party. Notices shall be deemed effective on the date of delivery if personally delivered or on the fifth day after mailing if delivered by mail.

       XX. SEVERABILITY. If any term contained in this Note shall be held by any court of competent jurisdiction to be invalid, illegal or unenforceable in any respect under any applicable law, the remaining terms hereof shall not in any way be affected or impaired. All agreements between the Borrower and the Lender are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness or otherwise, shall the amount paid or agreed to be paid to the Lender for the use, forbearance or detention of the indebtedness evidenced hereby exceed the maximum permissible amount paid or agreed to be paid to the Lender under applicable law. If, for any circumstances whatsoever, fulfillment of any provision hereof, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then ipso facto the obligation to be
                                               ---- -----
     fulfilled shall be reduced to the limit of such validity, and if from any circumstance the Lender should ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance
     evidenced hereby and  not the  payment of interest.   As used herein, the
     term "applicable law" shall mean the law in effect as of the date hereof; provided, however, that if there is a change in the law which results in a higher permissible rate of interest, then this Note shall be governed by such new law as of its effective date.

       XXI. WAIVER OF PRESENTMENT, DEMAND AND PROTEST. The Borrower hereby waives presentment, demand, protest, notice of protest, presentment for the purpose of accelerating maturity and diligence in collection, and consents that Lender may release, surrender, exchange or substitute any personal property or other collateral security now held or which may hereafter be held as security for the payment of this Note, and may extend the time for payment or otherwise modify the terms of payment of ant part or the whole of the debt evidenced hereby.

       XXII. ASSIGNMENT. This Note shall be binding upon the Borrower and its successors and assigns. The Borrower shall not assign or transfer any of its obligations hereunder without the prior written consent of Lender. Lender may at any time assign or transfer its interest herein and the transferee shall thereupon become vested with all of the rights and powers given to Lender herein.


                              /s/ Stephen J. Cuchel
                              ------------------------
                              Stephen J. Cuchel